Securities and Exchange Commission (the "Commission")
                              Washington, DC 20549


                                   Form 8-A/A

                               AMENDMENT No. 1 to


                                    Form 8-A
                        (originally filed April 4, 2000)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (the "Exchange Act")

                LEHMAN BROTHERS HOLDINGS INC. (the "Registrant")
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                            3 World Financial Center
                            New York, New York 10285
          (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                    Name of each exchange
Title of each class                 on which each class is
to be so registered                 to be registered
------------------------------      ------------------------------
Depositary Shares,
Each Representing
One One-Hundredth of a
Share of Fixed/Adjustable
Rate Cumulative
Preferred Stock, Series E           New York Stock Exchange, Inc.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

None

Item 1.  Description of Registrant's Securities to be
                  Registered.

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Certain Terms of the Series E Preferred Stock," "Certain Terms of the Depositary Shares," "Description of Offered Preferred Stock" and "Description of Depositary Shares" on pages S-3 to S-10 and 15 to 20 of the Prospectus Supplement dated March 28, 2000, to Prospectus dated April 30, 1999, filed with the Commission on March 30, 2000, pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1 Restated Certificate of Incorporation of the Registrant dated May 27, 1994 (incorporated by reference to Exhibit 3.1 of the Registrant's Transition Report on Form 10-K for the eleven months ended November 30, 1994, filed with the Commission on February 28, 1995).

1.2 Certificate of Designations, Powers,Preferences and Rights with respect to the Registrant's Fixed/Adjustable Rate Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the Commission on March 30, 2000).

1.3 By-Laws of the Registrant, amended as of March 26, 1997 (incorporated by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1997, filed with the Commission on April 14, 1997).

1.4 Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder) (incorporated by reference to Exhibit 4.20 of the Registrant's Registration Statement on Form S-3 filed with the Commission on April 6, 1999).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           Lehman Brothers Holdings Inc.


                                           By:  /s/ Oliver Budde
                                           -------------------------
                                                    Oliver Budde
                                                    Vice President


Date: April 13, 2000